                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934
                                 Date of Report
                (Date of earliest event reported): June 21, 2006
                                   UTG, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                             0-16867                                 20-2907892
(State or other jurisdiction of      (Commission File Number)            (I.R.S. Employer Identification No.)
incorporation or organization)

                            5250 South Sixth Street
                          Springfield, Illinois 62703
             (Address of principal executive offices and zip code)

                                 (217) 241-6300

              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

       Check the  appropriate  box below if the Form 8-K filing is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 Written communications pursuant to Rule 425 under the Securities Act

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On June 20,  2006,  two  subsidiaries  of UTG, Inc. (the  "Company"),  Hampshire
Plaza,  LLC and Hampshire Plaza Garage,  LLC completed an agreement for the sale of real estate owned by the  subsidiaries.  The real estate is being sold for an agreed upon total sales price of $ 25,500,000.  The sale is expected to close by
August 4, 2006.

Hampshire  Plaza,  LLC is a 67%  owned  subsidiary,  which  owns for  investment purposes,  a property  consisting  of a 254,228  square foot office  tower,  and
72,382 square foot attached retail plaza totaling 326,610 square feet along with an attached 349 space parking garage,  in Manchester,  New Hampshire.  Hampshire
Plaza Garage, LLC is a 67% owned subsidiary, which owns for investment purposes, a property consisting of a 578 space parking garage, in New Hampshire.

The seller and buyer each reserves the right to include this transaction as part of an IRC,  Section  1031 tax deferred  exchange  for its  benefit,  at no cost, expense or liability to the other party. If the property  transaction is used as part of a Section  1031  exchange,  the other party will  deliver  all  required closing documents to the appropriate party.

In  addition,  the Company  has agreed to provide  short-term  financing  in the acquisition of this property.  Should the buyer elect to finance the acquisition of the property with the Company,  the promissory  note will be in the amount of up to $ 25,500,000  bearing interest at an annual rate of six percent and having a term of five months. If financing is provided,  the properties being sold will be held as collateral along with an additional  property  currently owned by the buyer.

Should the sale be consummated,  the Company will record a realized gain, net of taxes, of approximately $ 3,398,000, or $ 0.88 per common share outstanding.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                   UTG, INC.

Date:  June 21, 2006                        By:  /s/ Theodore C. Miller

                                                 Theodore C. Miller
                                                 Senior Vice President and Chief Financial Officer